EXHIBIT 32.2:

Written Statement of the Executive Vice President and Chief Financial Officer

Pursuant to 18 U.S.C. ss.1350, as adopted pursuant to

ss.906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Executive Vice President and Chief Financial Officer of Hudson Highland Group, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD W. PEHLKE
Richard W. Pehlke
March 5, 2004